UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

Filed by the Registrant

[X]

Filed by a Party other than the Registrant

[  ]

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

INTERNATIONAL GOLD RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

1.

Title of each class of securities to which transaction applies:

2.

Aggregate number of securities to which transaction applies:

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4.

Proposed Maximum Aggregate Value of Transaction:

5.

Total Fee Paid:

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1.

Amount Previously Paid:

2.

Form, Schedule or Registration Statement No.:

3.

Filing Party:

4.

Date Filed:

INFORMATION REQUESTED BY SCHEDULE 14C

Name of Registrant:

International Gold Resources, Inc.

Address of Principal Executive Office:

7200 S. Alton Way, Suite A-250

Centennial, CO 80112

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

AMENDMENT OF CHARTER, BYLAWS, OR OTHER DOCUMENTS

This Information Statement is being mailed to the shareholders of record on November 8, 2007 of International Gold Resources, Inc. ("IGR" or the "Company"), commencing on or about February 15, 2008, in connection with the prior approval by written consent, on November 8, 2007, by the Board of Directors (the "Board") of the Company, of the corporate action referred to below and its subsequent adoption, also on November 8, 2007, by the holders of a majority of the shares of Common Stock as permitted pursuant to Section 242 of the Delaware General Corporation Law ("DGCL").  A copy of the foregoing written consent is attached as Appendix A to this Information Statement.

Accordingly, all necessary corporate approvals in connection with the matters discussed herein have been obtained, and this Information Statement is furnished solely for the purpose of informing the Company’s shareholders pursuant to Section 228(e) of the DGCL and including information under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the matters discussed herein.  For this reason, IGR is not calling a special meeting of the shareholders in respect of the corporate action referred to below and is not asking shareholders for a proxy or consent.

The total amount of Common Stock outstanding on November 8, 2007 was 118,668,232 shares, with 120,000,000 shares authorized (par value of $.00002 per share), and the total amount of Preferred Stock outstanding on November 8, 2007 was 100 shares, with 20,000,000 shares authorized (par value of $.001 per share).  The Common Stock shareholders and the Preferred Stock shareholders each vote as a single class, and both classes are entitled to one vote per share on all matters.  The Common Stock is traded on the “pink sheets” and there has been no registration statement filed for the Common Stock pursuant to the Securities Act of 1933, as amended (the “1933 Act”).

IGR, as authorized by the necessary approvals of the Board and the holders of a majority of shares of the outstanding Common Stock (51.24%), has approved the adoption of an amendment to the Certificate of Incorporation, a copy of which is attached hereto as Appendix B (the "Amendment").  IGR shareholders voting in favor of the Amendment are as follows:  Lyle R. Durham; Dale Tibbits; Wellington Management, Inc.; Tim B. Acton; Peter Rettman; Cornwall Capital, Inc.; Bellewood Corporation; Bellewood Corporation Pension Plan; DW Jones Defined Benefit Pension Plan; KC Jones Corporation; Pacific Friends, LLC; Wagner Overseas; Ronald Rech; Helen S. Clark; Ferguson Holdings, Inc.; Ceylon Entrprises, Inc.; Armada Capital, LLC; Dennis Bethke; Wax Palm Business Corporation; Brett Nesland; Century Financial, Inc.; Richard Sellers; David A. Hill; Dave Powell; Takano Properties, LLC; Carpenter Investments, Inc.; Qwestar Resources FLP; Baldwin Enterprises, Inc.; Jim Condiff; Liberty Capital, Inc.; Allston Investment Services, Inc.; Liberty Capital Group, LP; Capital Financial, Inc; James M. Clifton & Diane G. Clifton; James M. Clifton & Diane G. Clifton Trust; and David H. Francisco.

The Amendment will add or change, as the case may be, the following provisions:

•

The Corporation shall increase the authorized aggregate number of shares of Common Stock from 120,000,000, $0.00002 par value per share, to 200,000,000, $0.00002 par value per share.

•

Cumulative voting shall not be allowed in the election of directors.

•

Special meetings of the stockholders of the Corporation may only be called by the Board pursuant to an affirmative resolution approved by an affirmative vote of the directors then in office.

The Amendment is scheduled to take place on or about March 6, 2008, but no earlier than 20 days from the date this Information Statement is first sent to the shareholders of IGR.

PURPOSE AND EFFECT OF THE AMENDMENT

The purpose and effect of the Amendment is threefold.  First, the Amendment increases the Company’s authorized but unissued shares of Common Stock (there will be no affect on the Company’s authorized or outstanding shares of Preferred Stock).  More particularly, IGR will have 118,668,232 shares of Common Stock issued and outstanding with an additional 81,331,768 authorized and unissued shares of Common Stock after the Amendment becomes effective.  One of the purposes of this increase in authorized but unissued shares of Common Stock is to cover contingent stock warrants that are currently outstanding.  On November 20, 2007, the Company sold 4,500,000 unregistered warrants (the "Warrants") in a private placement to multiple accredited investors at $0.60 per each Warrant or $2,700,000 in the aggregate.  Each Warrant can be exercised for a unit ("Unit"), where a Unit consists of one (1) unregistered and validly issued, fully paid, and non-assessable share of Common Stock, and one (1) stock warrant, with an exercise price of $1.50 per share, immediately exercisable into one (1) unregistered share of Common Stock, and exercisable for one (1) year in accordance with the terms and conditions set forth in such warrant.  The Warrants shall fully vest when the Company’s amended and restated certificate of incorporation is filed with the Delaware Secretary of State.  In addition, the authorized but unissued shares of Common Stock that are being added through the amended certificate of incorporation provide the Company with readily accessible shares to issue for potential future financings, although no such financings are presently planned.  The shares of Common Stock will continue trading on the pink sheets and there will be no registration statement filed for the Common Stock pursuant to the 1933 Act.

Second, the Amendment clarifies that cumulative voting is not allowed.  Cumulative voting is not currently provided for in the Company’s Certificate of Incorporation, although it is permissible pursuant to Section 214 of the DGCL.  The purpose of the prohibition on cumulative voting is to prevent a minority group of stockholders from electing a candidate to the Board of their choice.  Third, the Amendment clarifies that special meetings of stockholders of the Corporation only may be called by the Board.  Pursuant to Section 211(d) of the DGCL, special meetings of the stockholders may be called by the Board or by such person(s) as authorized by the Board.  The purpose of permitting only the Board to call special meetings is to ensure that special meetings are only called for a proposal that has genuine value to the shareholders and to prevent the expense of superfluous special meetings for frivolous reasons.

The above described changes to the Certificate of Incorporation are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instrument or the Company's Articles of Incorporation or Bylaws in effect on the date of this Information Statement.  However, IGR shareholders should note that the availability of additional authorized and unissued shares of Common Stock and Preferred Stock could make any attempt to gain control of the Company or its Board more difficult or time consuming and that the availability of the additional authorized and unissued shares might make it more difficult to remove the Company's management.  Although the Board presently has no intentions of doing so, shares of Common Stock or Preferred Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost, or the number, of voting shares necessary to acquire control of the Board or to meet voting requirements imposed by Delaware law with respect to a merger or other business combination involving IGR.  The Company's management is not presently aware of any specific efforts to accumulate Company stock.

NO RIGHTS OF APPRAISAL

Pursuant to the DGCL, no stockholder that objects to the Amendment will have any right to receive from us the fair value of his, her, or its shares.  The DGCL provides that any provision of our Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.  The Amendment was adopted by the holders of a majority of the shares entitled to vote thereon.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of February 12, 2007 concerning shares of Common Stock with $0.00002 par value, and Preferred Stock, with $0.001 par value (the “Voting Securities”).  On November 8, 2007, the Company had 118,668,232 shares of Common Stock outstanding and 100 shares of Preferred Stock outstanding.

This table includes:  (i) all beneficial owners known to the Company who own more than 5% of the outstanding voting securities, (ii) each of the Company’s directors and nominees, and executive officers, and (iii) the Company’s directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	James M. & Diane G. Clifton (1) PO Box 128 Pope Valley, CA 94567	9,312,866/Shareholder	7.38%
Common Stock	John Young & Company (2) 992 Mendonca Furtado Ave., Apt. 5 Central 68900-060 Macapa, Amapa Brasil	7,850,000/Shareholder	6.62%
Common Stock	Robert L. Dumont (3)	8,000,000/Director and Executive Officer	6.32%
Common Stock	Bellewood Corporation (4) 16307 NE 83rd Redmond, WA 98052	7,092,900/Shareholder	5.9%
Common Stock	Lyle Durham (5)	3,400,000/Director and Executive Officer	2.79%
Common Stock	Dave Francisco (6)	3,000,000/Director	2.5%
Common Stock	J. Roland Vetter (7)	1,300,000/Former Executive Officer and Former Director	1.09%
Common Stock	Tim Acton	500,000/Director and Executive Officer	0.42%
Common Stock	The Company’s Directors and Executive Officers as a Group (four individuals).	14,900,000/shares	11.4%

(1)

Includes 313,600 recently exercised warrants, each of which entitles the holder to purchase one share of Common Stock (the shares have not yet been issued).  Also includes 4,800,000 currently exercisable warrants, each of which entitles the holder to purchase one share of Common Stock, and 2,353,600 shares of Common Stock held indirectly through the James M. & Diane G. Clifton Trust.

(2)

Includes the following shares of Common Stock indirectly owned:  3,800,000 shares held by Rusheen Handels AG and 3,400,000 shares held by Venture Capital Assets Management AG.  John Young has the power to vote and dispose of the securities held in the name of John Young & Company.

(3)

Consists of 3,500,000 warrants that will be exercisable for “Units” upon the filing of the Company’s amended certificate of incorporation with the Delaware Secretary of State.  Each Unit is comprised of one share of Common Stock and an immediately exercisable warrant for one share of Common Stock.  Also includes 1,000,000 currently exercisable warrants for one share of Common Stock.

(4)

Includes 224,000 recently exercised warrants, each of which entitles the holder to purchase one share of Common Stock (the shares have not yet been issued).  Also includes 1,200,000 currently exercisable warrants, each of which entitles the holder to purchase one share of Common Stock.  Donald W. Jones has the power to vote and dispose of the securities held in the name of Bellewood Corporation.

(5)

Includes 2,000,000 currently exercisable warrants, each of which entitles the holder to purchase one share of Common Stock.  Also includes a currently exercisable option for 1,000,000 shares of Common Stock.

(6)

Includes 1,000,000 indirectly owned and currently exercisable warrants held by Worldwide Mining Consultants LLC, of which Mr. Francisco is a member, each of which entitles the holder to purchase one share of Common Stock.  In addition to Mr. Francisco, Mr. Larry Kurlander is a member of Worldwide Mining Consultants LLC, and Mr. Francisco and Mr. Kurlander will possess equal shares of any securities attained upon exercise of any warrants (in aggregate, Worldwide Mining Consultants LLC holds 2,000,000 currently exercisable warrants).

(7)

Includes a currently exercisable option for 1,000,000 shares of Common Stock.  J. Roland Vetter tendered his written resignation as President and Chief Financial Officer of the Company on October 17, 2007.  The Board accepted Mr. Vetter’s resignation on October 23, 2007.  On October 24, 2007, Mr. Vetter resigned from the Board.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as director, or associate of any director, executive officer, nominee for election as director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Schedule 14C will be delivered to each shareholder regardless of their address.  If two or more shareholders sharing an address receive multiple copies of Schedule 14C and wish to receive only a single copy of Schedule 14C in the future, then such shareholders can make a request for a single copy in future mailings by contacting the Company telephonically at (720) 496-4162 or in writing at 7200 S. Alton Way, Suite A-250, Centennial, CO 80112.

FILING PARTY

International Gold Resources, Inc.

DATE FILED

February 13, 2008

ADDITIONAL AND AVAILABLE INFORMATION

The Company is subject to the information filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements, and other information with the SEC relating to its business, financial condition, and other matters.  Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  The Company’s filings are also available to the public on the SEC's internet site (http://www.sec.gov).  Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.  Any shareholder may also receive a copy of any filing, without charge, by contacting the Company orally or in writing at (720) 496-4162 or 7200 S. Alton Way, Suite A-250, Centennial, CO 80112, respectively.